GORAN CAPITAL INC.

              NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual and Special Meeting of the Shareholders of Goran Capital Inc. (the "Corporation") will be held at 181 University Avenue, Suite 1101, Toronto, Ontario, on Wednesday, May 21, 1997, at 10:00 a.m., Toronto time, for the following purposes:

     1. To receive the Annual Report and financial statements for the year ended December 31, 1996, and the report of the auditor thereon;

     2. To elect Directors;

     3. To appoint an auditor and to authorize the Directors to fix the auditor's remuneration;

     4. To consider and, if deemed advisable, to confirm, subject to such amendments, variations and additions as may be approved at the Meeting, new Bylaw No. 1 enacted by the Directors which repealed and replaced the former general Bylaw and which relates generally to the transaction of the business and affairs of the Corporation.

     5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The  accompanying   management  information  circular  provides  additional
information relating to the matters to be dealt with at the Meeting and forms part of this Notice.

     Shareholders who are unable to attend the Meeting are requested to date, sign and return the accompanying Form of Proxy in the envelope provided for that purpose.

     DATED at Toronto, this 27th day of March, 1997.

                                                BY ORDER OF THE BOARD
                                                /s/ ALAN G. SYMONS
                                                CEO and President

March 27, 1997

Dear Shareholder:

Re:  Supplemental Mailing List

If you wish to have your name added to the supplemental mailing list of Goran Capital Inc. so you may receive the Corporation's quarterly reports which contain interim unaudited financial statements, please fill in your name and address in the space provided below and return to Adams & Aihoshi Shareholder Services Ltd., 461 Alden Road, Unit 33, Markham, Ontario, L3R 3L4, Telephone
(905) 940-9535.


     NAME:

     Please print

     ADDRESS:



     CITY:



     PROVINCE:                            POSTAL CODE:



I hereby confirm that I am the owner of shares issued by the above-mentioned Corporation.


     SIGNATURE:


     DATE:

                        GORAN CAPITAL INC.


                    MANAGEMENT PROXY CIRCULAR


                     Solicitation of Proxies



     This Management Proxy Circular is furnished in connection with the solicitation of proxies by the management of Goran Capital Inc. (the "Corporation") for use at the Annual and Special Meeting (the "Meeting") of Shareholders of the Corporation to be held Wednesday, May 21, 1997, at 10:00 a.m., or at any and all adjournments thereof, for the purposes set forth in the accompanying notice of the Meeting. It is expected that the solicitation will be primarily by mail, but proxies may also be solicited personally, by telephone or by telecopier, by directors, officers or regular employees of the Corporation. The costs of such solicitation will be borne by the Corporation.

                      Revocation of Proxies

     A shareholder who has given a proxy may revoke at any time to the extent it has not been exercised. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the shareholder or his attorney authorized in writing, and deposited either at the registered office of the Corporation at any time up to 5:00 p.m. (Toronto time) on the last business day preceding the day of the Meeting, or any adjournment thereof, at which the Proxy is to be used, or with the Chairman of the Meeting prior to the beginning of the Meeting on the day of the Meeting, or any adjournment thereof or in any other manner provided by law.

        Voting of Shares Represented by Management Proxies

     The persons named in the enclosed form of proxy will vote the shares in respect of which they are appointed by proxy on any ballot that may be called for in accordance with the instructions thereon. In the absences of such specifications, such shares will be voted in favour of each of the matters referred to herein.

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments to or variations of matters identified in the Notice of meeting and with respect to other matters, if any, that may properly come before the Meeting. At that date of this Circular, management of the corporation knows of no such amendments, variations or other matters to come before the Meeting. However, if any other matters that are not known to management should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxy.

                        Voting Securities

     The only voting securities of the Corporation currently outstanding and entitled to be voted at the Meeting are 5,569,652 common shares, each of which carries one vote.

     In accordance with the provisions of the Canada Business Corporations Act, the Corporation will prepare a list of the holders of common shares at the close of business on the day immediately preceding the day on which Notice of the Meeting is given. Each person named in such list is entitled to vote the shares shown opposite his name on such list at the Meeting except to the extent that he has transferred ownership of any of his shares after that date and the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he owns the shares and demands not later than 10 days before the Meeting that his name be included in the list before the Meeting, in which case the transferee is entitled to vote his shares at the Meeting or any adjournment thereof.

              Principal Holders of Voting Securities

     To the knowledge of the directors and officers of the Corporation, the following are the only persons who beneficially own or exercise control or
direction  over  more  than  10%  of  the  outstanding   common  shares  of  the
Corporation:

                        Number of Common Shares
                          Beneficially Owned      Percentage
                            Controlled or         of Outstanding
Name                        Directed (1)          Common Shares
Symons International
Group Ltd.(2)               1,646,413             29.6%

G. Gordon Symons              890,167             16.0%

Alan G. Symons                449,183              8.1%

(1)  Reflect ownership as verified by the persons listed as of March 14, 1997.

(2) Mr. G. Gordon Symons is the controlling shareholder of Symons International Group Ltd., a private company. Particulars of Matters to be Acted Upon

     At the Meeting, shareholders will be asked to elect directors, to appoint an auditor and to authorize the directors to fix the auditor's remuneration, to confirm new Bylaw No. 1 for the Corporation and to deal with other matters which may properly come before the Meeting.

                              Election of Directors

     The Articles of the Corporation currently provide for a board consisting of a minimum of three and a maximum of ten directors. The board currently consists of seven Directors until otherwise determined by further resolution of the board of directors of the Corporation.

     Unless otherwise specified therein, proxies received in favour of management nominees will be voted for the following proposed nominees (or for substitute nominees in the event of contingencies not known at present) whose term of office will continue until the next Annual Meeting of Shareholders or until they are removed or their successors are elected or appointed in accordance with the Canada Business Corporations Act and the bylaws of the Corporation.


                                                  Number of Common
                                                  Shares of the
Name and            Position in    Year First     Corporation
Principal           the            Became         Beneficially
Occupation          Corporation    Director       Owned (1)

G. Gordon           Chairman of    1986              890,167
Symons              the Board
Chairman of the
Board
Goran Capital
Inc.

Alan G.             CEO, President  1986              449,183
Symons (2)          and Secretary
CEO, President
and Secretary
Goran Capital
Inc.

Douglas H.          COO and Vice    1989              197,483
Symons              President
President, Symons
International
Group, Inc.,
Chief Operating
Officer, Goran
Capital Inc.

Ross Schofield      Director        1992                3,800
President
Schofield
Insurance Brokers

David B. Shapira    Director        1989              100,000
President
Medbers, Inc.

James G.            Director        1995                2,000
Torrance,
Q.C. (2)
Partner Emeritus
Smith, Lyons
Barristers &
Solicitors

John K.             Director        1995                  -0-
McKeating (2)
Partner
Vision 2120, Inc.

(1) Information as to the shareholdings of each nominee has been provided by the nominee.

(2)  Member of the Audit Committee.

     Each of the foregoing nominees has held the principal occupation indicated above during the past five years except: (i) Alan G. Symons who prior to June 4, 1992, was the President of both Symons Capital Fund Ltd. and Symons International Group Ltd.; and (ii) David B. Shapira who prior to 1995 was the President of Morse Jewellers Inc.

         Directors' and Officers' Remuneration

     The aggregate remuneration paid by the Corporation and its subsidiaries to its five highest paid employees or Officers, including the three inside Directors, during the financial year ended December 31, 1996 was $1,643,492, all in the form of salary, bonus and consulting fees.

     In 1996, the Corporation's directors received (i) a flat annual fee of $10,000 for each Director; and (ii) a $1,000 meeting fee for each board or committee meeting attended.

          Interest of Insiders in Material Transactions

     Reference is made to the 1996 Annual Report, sent to each shareholder with this Management Proxy Circular, and to Note 14, Related Party Transactions.

    Indebtedness of Officers and Directors of the Corporation

The following directors and officers of the Corporation were indebted to the Corporation in amounts exceeding $10,000 during the financial year ended December 31, 1996, on account of loans to purchase common shares of the Corporation and its affiliates certain of which were pursuant to the Employee Share Purchase Plan (see below):

Name and
Municipality of     Date of         Largest Blance    Present
Residence           Loan            During Period     Balance

G. Gordon Symons    June 27, 1986   $148,000          $148,000
Bermuda             June 30, 1986   $200,000          $200,000
                    May 31, 1988    $ 51,729 (US)     $ 51,729 (US)

Alan G. Symons      June 30, 1986   $ 40,172          $ 29,772
Indianapolis,       February 25,
Indiana             1986            $ 27,309 (US)     $ 27,309 (US)

Douglas H. Symons   June 30, 1986   $ 15,000          $ 15,000
Indianapolis,       February 25,
Indiana             1986            $  2,219 (US)     $  2,219 (US)

     The foregoing loans dated June 27, 1986 and June 30, 1986 made for the purchase of common shares of the Corporation require that the shares acquired be pledged for the benefit of the Corporation as security until these amounts are fully paid. The other loans are each unsecured. The loans dated prior to 1988 are payable on demand and are interest free. The loans dated in 1988 are payable on demand and bear interest at 90 day T-Bill rates.

     Mr. G. Gordon Symons has an unsecured loan in the amount of $70,000 not relating to the purchase of common shares of the Corporation. This loan was taken out on January 2, 1988, is payable on demand and is interest free. In November, 1990, the Corporation loaned Douglas H. Symons $39,377 (U.S.) for acquisition of a residence. This loan bears interest at prime plus 1% and has accrued an unpaid interest of $21,168. In February, 1997, Mr. G. Gordon Symons repaid in full the U.S. mortgage note principal amount of $277,502 (U.S.) supported by a residential collateral mortgage, originally taken out on October 3, 1988.

                 Executive Compensation

     The Corporation had five Executive Officers during 1996. The aggregate cash compensation paid by the Corporation and its subsidiaries to the Corporation's Executive Officers including salaries, fees, commissions and bonuses, during 1996 was $1,643,492. The aggregate value of compensation, other than that referred to above, paid to Executive Officers during 1996 does not exceed $10,000 times the number of Executive Officers.

     Table 1 sets forth certain compensation information, paid by the Corporation and its subsidiaries, to the Corporation's Chief Executive Officer and each of the Corporation's other Executive Officers during the Corporation's three most recently completed fiscal years.

TABLE 1:  SUMMARY COMPENSATION TABLE


                                        Annual            Long-
                                      Compensation         Term Awards
                                                         Securities
                                                 Other   Under Options
                       Salary        Bonus       Annual  Granted (#)   All Other
Name and               US $          US $        Comp-   Note C        Compensa-
Principal              Note A        Note A      ensa-                 tion US $
Position        Year                             US $
                                                 Note B

G. Gordon       1996   $171,000(h)   $393,945    NIL       51,524    $170,799(E)
Symons          1995   $175,000        70,000    NIL       18,946      25,272(D)
Chairman        1994   $150,000      $ 36,611    NIL       15,000      21,425(D)

Alan G.         1996   $242,786(f)   $143,333(g) NIL       51,399      Note B
Symons          1995   $148,077      $ 42,893    NIL       18,945      Note B
                1994   $142,361      $ 55,810    NIL       15,000      Note B

Douglas H.      1996   $195,973(I)   $ 50,000    NIL      $54,333      Note B
Symons          1995   $149,982      $100,000    NIL      $ 9,473      Note B
                1994   $150,041      $ 14,000    NIL      $15,000      Note B

Gary P.         1996   $ 55,418(I)   $28,000(I)  NIL            0      Note B
Hutchcraft      1995   $    N/R          N/R     NIL          N/R      N/R
Vice President  1994   $    N/R          N/R     NIL          N/R      N/R
and Treasurer

David L. Bates  1996   $ 95,162(I)   $97,076(I)  NIL     $  3,165      Note B
Vice President  1995   $ 63,237          -0-     NIL      $   -0-      Note B
and General     1994         N/R         N/R     NIL          N/R      N/R
Counsel

-----------
     N/R Not required.

     Note A Salary and bonus are stated in U.S. dollars as the majority of payments are actually made in U.S. dollars.

     Note B Aggregate amounts not greater than the lesser of $50,000 and 10% of the total of the annual salary and bonus.

     Note C No stock appreciation rights (SAR's), restricted shares, or restricted share units were granted during any of the past three completed fiscal years.

     Note D Imputed interest on interest-free stock purchase loan.

     Note E Consulting fees paid to companies owned by Mr. G. Gordon Symons including $52,411 paid to such companies by the Company's 67% owned subsidiary, Symons International Group, Inc.

     Note F Includes $142,786 paid by Symons International Group, Inc.

     Note G Includes $133,333 paid by Symons International Group, Inc.

     Note H Amount paid by a subsidiary of the Company.

     Note I Amount paid by Symons International Group, Inc.

                    Employee Share Option Plan

      The Corporation has a Share Option Plan (the "Plan"). Under the Plan, common shares equal to 10% of the number of common shares outstanding from time to time have been reserved for issuance. The terms, conditions and limitations of options granted under the Plan are determined by the board of directors of the Corporation with respect to each option, within certain limitations. The exercise price per share shall be the closing price on The Toronto Stock Exchange on the date of grant of the option. The exercise price per share is payable in full on the date of exercise. Options granted under the Plan are not assignable.

      During 1996, options to purchase a total of 213,986 common shares were granted to Executive Officers and Directors pursuant to the Plan, excluding options granted and subsequently canceled during the year.

      Including the options referred to above, there are outstanding options to purchase a total of 527,399 common shares as of December 31, 1996, at an average price of $8.29.

TABLE 2:  OPTION GRANTS DURING 1996

                                                    Market Value
                          % of Total                of Securities
             Securities   Option                    Underlying
             Under        Granted To   Exercise     Options on the
             Options      Employees    or Base      Date of Grant   Expiration
Name         Granted (#)  1996         Price        ($/Security)    Date
                                  ($/Security)

G. Gordon    51,524       24.1%        $16.50       $16.50          May 12, 2006
Symons

Alan G.      51,399       24.0%        $16.50       $16.50          May 12, 2006
Symons

Douglas      54,333       25.6%        $16.50       $16.50          May 12, 2006
H. Symons

David L.      3,165        1.5%        $16.50       $16.50          May 12, 2006
Bates

Dennis G.    20,000        9.4%        $16.50       $16.50          May 12, 2006
Daggett

Thomas F.    20,000        9.4%        $16.50       $16.50          May 12, 2006
Gowdy


TABLE 3: AGGREGATED OPTION EXERCISES
         DURING 1996 AND FINANCIAL YEAR-END OPTION VALUES

                                                              Value of
                                               Unexercised    Unexercised In-
                      Securities               Options at     The-Money Options
                      Acquired     Aggregate   FY-End (#)     Exercisable/
                      On           Value       Exercisable/   Unexercisable
Name                  Exercise     Realized    Unexercisable

G. Gordon Symons      92,500       $1,513,250   273,470/0     $6,129,230/0
Alan G. Symons        49,383       $  761,856    85,344/0     $  982,775/0
Douglas H. Symons     33,333       $  493,995    94,855/0     $1,524,787/0


           Composition of the Compensation Committee

     The following Goran Directors served as members of the Board's Compensation Committee during 1996: J. Ross Schofield, Douglas H. Symons and James G.
Torrance. At its meeting on March 19, 1997, the Board reconfigured the Compensation Committee to consist of Messrs. Schofield, Shapira and and Douglas
H. Symons. Mr. Douglas H. Symons was Chief Operating Officer and Vice President of the Corporation throughout 1996. The role of the Compensation Committee is to review the total compensation of the Corporation's Executive Officers in an effort to ensure that the Corporation attracts and retains the talent commensurate with its business objectives.

                 Report On Executive Compensation

      The Corporation's Executive Compensation Policy (the "Policy") considers an individual's experience, market conditions (including industry surveys), individual performance and overall financial performance of the Corporation. The Company's total compensation program for officers includes base salaries, bonuses and the grant of stock options pursuant to the Company's stock option plan. The Company's primary objective is to achieve above-average performance by providing the opportunity to earn above-average total compensation (base salary, bonus, and value derived from stock options) for above-average performance. Each element of total compensation is designed to work in concert. The total program is designed to attract, motivate, reward and retain the management talent required to serve shareholder, customer and employee interests. The Company believes that this program also motivates the Company's officers to acquire and retain appropriate levels of stock ownership. It is the opinion of the Compensation Committee that the total compensation earned by the Company's officers during 1996 achieves these objectives and is fair and reasonable. At its meeting on March 19, 1997, the Board of Directors of the Company voted to retain an independent compensation consultant to review the Company's executive compensation plan and to make recommendations concerning the compensation levels and type necessary to achieve the Company's stated objectives.

      Compensation is comprised of base salary, annual cash incentive (bonus) opportunities, and long-term incentive opportunities in the form of stock options. Individual performance is determined in relation to short and long-term objectives that are established and maintained on an on-going basis. Performance to these objectives is formally reviewed annually and base salary adjusted as a result. Bonus rewards are provided upon the attainment of corporate financial performance objectives as well as the individual's direct responsibilities and their attainment of budget and other objectives.

      The Policy also strives to establish long-term incentives to Executive Officers by aligning their interests with those of the Corporation's shareholders through award opportunities that can result in the ownership of the Corporation's common stock.

COMPARISON OF FIVE YEAR CUMULATIVE
TOTAL RETURN OF GORAN CAPITAL INC.
WITH TSE 300

[Graph Omitted]
                1991     1992     1993      1994     1995    1996
GNC             $100     $886     $1,572    $2,443   $3,933  $9,108
TSE300          $100     $ 98     $  134    $  134   $  155  $  195

Performance Graph

     The graph shown above compares the total cumulative shareholder return for $100 invested in common shares of GNC on December 31, 1990, with the cumulative total return of the TSE 300 Stock Index for the six most recently completed financial years.

                      Appointment of Auditor

     Unless otherwise instructed, the persons named in the enclosed Form of Proxy intend to vote for the appointment of Schwartz, Levitsky, Feldman, Chartered Accountants as auditor of the Corporation to hold office until the next annual meeting of shareholders. Schwartz Levitsky Feldman was first appointed auditor of the Corporation in 1990.

                          The New Bylaw

     At its meeting on March 19, 1997, the Board of Directors of the Corporation approved and adopted a new Bylaw relating to the transaction of the business and affairs of the Corporation. The action of the board in approving and adopting a new Bylaw made it effective immediately. However, absent confirmation by the Shareholders, the new Bylaw lapses on the earlier of March 19, 1998 or the date of the Corporation's next shareholderm meeting. The following is a summary of the principle provisions of the new Bylaws, a copy of which will be furnished upon request.

              Summary of Principal Bylaw Provisions

     The Bylaws provide that, unless otherwise determined by Board resolution, any contract or documents requiring execution by the Corporation may be signed by any Director or Officer of the Corporation and that a document so executed shall be binding upon the Corporation without further authorization or formality. The Board has the further power to specifically delineate which of its Directors or Officers may execute certain contracts or documents. Further, if so authorized by a resolution of the Board, such signatures or the affixing of the corporate seal may be done mechanically or electronically with the same binding effect as if such were an original signature.

     Except as otherwise determined by a resolution of the Board, all persons authorized to sign contracts or documents on behalf of the Corporation may execute and deliver instruments of proxy or otherwise vote securities owned by the Corporation.

     Subject to a contrary resolution of the Board, the Board may, without shareholder authorization, borrow money on the credit of the Corporation, issue, reissue, sell or pledge debt obligations of the Corporation, give a guaranty on behalf of the Corporation to secure performance of an obligation and mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

     An individual may be a member of the Board of Directors of the Corporation as long as such individual is 18 years of age or greater, of sound mind, and is not bankrupt. The number of Directors required to constitute a quorum for the transaction of business at a meeting of the Board shall be 51% or more of the Directors or the minimum number of Directors required by the Articles. A Director shall serve a term of office from the date of election until the close of the Annual Meeting of Shareholders next following his election or appointment or until his successor is elected or appointed. The resignation of any Board member becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later. Directors may be removed by the Shareholders by a resolution at a special meeting and a vacancy created by the removal of a Director may be filled at the meeting of Shareholders at which the Director is removed.

Directors may attend meetings by telephone or other communication facilities.

     The Chairman of the Board shall be Chairman of any meeting of Directors and any questions arising at a meeting of Directors shall be decided by a majority of the votes cast at such meeting. In the case of a tie, the Chairman of the meeting shall be entitled to cast the deciding vote.

     In lieu of a meeting, the Directors may act by a written resolution signed by all Directors entitled to vote as if such resolution had been presented at a meeting of the Directors.

     The Board may appoint at least three (3) of its members, from time to time, to act as the Audit Committee of the Board. A majority of the members of the Audit Committee shall not be Officers or employees of the Corporation. The Audit Committee shall review the annual financial statements of the Corporation and report thereon to the Directors before such financial statements are approved by the Directors.

     The Board may, by resolution, appoint from among their number any one or more other committees.

     From time to time, the Directors may appoint a Chairman of the Board, a President, one or more Vice Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, a Controller and such other Officers as the Directors may by resolution determine. Any Officer so appointed may be removed by the Directors at their pleasure without prejudice to the rights of any such person.

     In the event that a Director or Officer is party to a material contract or proposed material contract with the Corporation or has a material interest in any person who is a party to a material contract or proposed material contract with the Corporation, such Director or Officer shall disclose in writing to the Corporation the facts of same and, if a Director, shall not vote on any resolution to approve such contract or transaction.

     The Bylaws provide that every Director or Officer of the Corporation shall be indemnified by the Corporation to the maximum extent provided by applicable law.

     Subject to the Articles of Incorporation, the Directors, by resolution, may issue any or all of the unissued shares in the capital of the Corporation to such persons and for such consideration as the Directors may determine by resolution.

     The Bylaws authorize, but do not require, the Board to declare dividends of the Corporation and the Directors may, by resolution, fix in advance a date preceding by not more than fifty (50) clear days, the date for the payment of any dividend or the making of any distribution or for the issue of any warrant or other evidence of right to acquire securities of the Corporation.

     The Directors shall set the date and time for the Annual Meeting of Shareholders and, by resolution, may call a special meeting of the Shareholders. All meetings of Shareholders shall be held at the Corporation's offices or at such other place within Canada as the Directors from time to time may determine. Notice of such meeting of Shareholders shall be given to the Shareholders not less than twenty-one (21), nor more than fifty (50) days before the date on which such meeting is to be held.

     The Secretary of the Corporation is directed to send a form of proxy and Management Information Circular to each Shareholder concurrently with the notice of a meeting of Shareholders. The quorum necessary for the transaction of business at any shareholders' meeting shall be two (2) persons present and entitled to vote not less than 51% of the Shares entitled to be voted at the meeting. At each meeting of Shareholders, every question shall be decided by a majority of the votes duly cast thereon (including those cast by proxy).

     Any Shareholder entitled to vote at a meeting of Shareholders may submit to the Corporation a notice of any proposal that such Shareholder wishes to raise at the meeting and may discuss at the meeting any matter in respect of which he would have been entitled under applicable law to submit a proposal. Where so required by applicable law, the Management Information Circular prepared in respect to the meeting shall sit out or be accompanied by such a proposal.

                       Directors' Approval

     The contents of this information circular and the sending thereof have been approved by the Board of Directors of the Corporation.

                                            March 27, 1997
                                            /s/  Alan G. Symons
                                               President and CEO

                        GORAN CAPITAL INC.

           STATEMENT OF CORPORATE GOVERNANCE PRACTICES

                       Symbols:  TSE - GNC
                                 NASDAQ - GNCNF


New Guidelines

     In February, 1995, the Toronto Stock Exchange ("TSE") announced that all companies with a year-end on or after June 30, 1995 would be required to describe their practices of corporate governance with reference to TSE Guidelines previously published. Goran conforms with the majority of these Guidelines except as noted below:

     "Corporate Governance" is the process and structure used to direct and manage the business and affairs of the Corporation to achieve shareholders' objectives. The shareholders of the Corporation elect the directors who, in turn, are responsible for overseeing all aspects of the operation of the Corporation, appointing management and ensuring that the business is managed properly, taking into account the interests of the shareholders.

     The Guidelines suggest that the chairman of the board of directors not be a member of management and state that members of the board's nominating committee should be exclusively non-management directors. In this respect, the Corporation does not comply. The Corporation currently does not have a nominating or corporate governance committee. Further, the knowledge and experience of G. Gordon Symons, the founder of the Corporation and its current chairman, are very important to the Corporation and the board. Further, it is believed that the best interests of the Corporation's shareholders, the Corporation and the board would not be properly served with either Mr. Symons relinquishing his management function or the board appointing a different chairman.

     The board of the Corporation is currently comprised of seven members, four of whom are "unrelated" within the meaning of the guidelines and this majority of unrelated directors allows the board the independence of management which is a fundamental cornerstone of the TSE Guidelines.

     Another guideline states that position descriptions should be developed for the board and for the chief executive officer which delineate and define management's responsibilities. The segregation of duties and responsibilities between the board and its chief executive officer have been traditionally understood but have not been formalized.

     The Corporation has a significant shareholder and the percentage of shares held by individuals or entities who are not directly or indirectly related to the Corporation's significant shareholder is less than 50%. Yet, the Corporation has a majority of its directors who are unrelated directors. The number of such directors more than fairly reflects the investment in the Corporation by shareholders other than the significant shareholder and those persons or entities directly or indirectly related to the significant shareholder. Therefore, the unrelated directors (and the board as a whole) are in a position to fairly represent minority shareholders.

Mandate Of The Board

     The responsibility of the Corporation's board of directors is to oversee the conduct of the Corporation's business and to supervise management. The board discharges its responsibilities either directly or through its committees. The board met four times during 1996 and also acted through the medium of unanimous written consent.

     The board has three committees. All of these committees (except the executive committee) have a majority of members who are unrelated directors.

     During 1996, the audit committee was comprised of Alan G. Symons, David B. Shapira, John K. McKeating and James G. Torrance. At its meeting on March 19, 1997, the Board selected Messrs. Torrance, McKeating and Alan G. Symons to serve on the Board's Audit Committee. Its principal responsibilities are to review annual audited financial statements prior to submission to the board for approval, review the nature and scope of the annual audit, evaluate auditors' performance, review fees and make recommendations as to the appointment of auditors for the ensuing year and review the adequacy of internal accounting control procedures and systems.

     During 1996, the compensation committee was comprised Douglas H. Symons, J. Ross Schofield and James G. Torrance. At its meeting on March 19, 1997, the Board selected Messrs. Schofield, Shapira and Douglas H. Symons to serve on the Board's compensation committee. Its role is to review the performance of the chairman and chief executive officer as regards compensation, determine compensation practices for the officers of the Corporation, periodically review the Corporation's long-range plans and policies for recruiting, developing and motivating personnel, and to make recommendations to the board concerning stock option grants.

Decisions Requiring Prior Approval Of The Board

     In general, the management of the Corporation is empowered to run the business on a day-to-day basis. The board approves the annual business and strategic plan and reviews performance against those plans on an interim basis throughout the year. The board, of necessity, would approve any action leading to a material change in the nature of the business of the Corporation, including any acquisition or disposition of a significant operating unit. The board also approves key borrowing and financing decisions. The board also appoints the officers of the Corporation, determines directors' compensation and declares dividends (if any).

Recruitment Of New Directors

     Currently, if vacancies should occur on the board, the board seeks and receives input from individual board members and reviews the qualifications of prospective members while taking into consideration current board composition and the Corporation's needs. It is anticipated that a nominating committee will be formed by the board in the near future.

Measures For Receiving Shareholder Feedback

     The board has requested management to make it aware, on an on-going basis, of any significant shareholder concerns which are communicated to management.

The Board's Expectation Of Management

     The board expects management to operate the Corporation in accordance with prudent business practices and the direction of the board. The goal of management, the Corporation and the board is to protect and enhance shareholder value while managing the Corporation in a prudent manner as a fiduciary for the Corporation's shareholders. Management is expected to provide regular financial and operating reports to the board and to make the board aware of all important issues and major business developments, especially those which have not been anticipated. Consistent with its previously enunciated goal, management is expected to seek out opportunities for business acquisitions and expansion and to forward appropriate recommendations to the board for its action.